  As Filed with the Securities and Exchange Commission on January 28, 2000
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                             CALLAWAY GOLF COMPANY
             (Exact name of Registrant as specified in its charter)

                              2285 Rutherford Road
                        Carlsbad, California 92008-8815
                    (Address of principal executive offices)

        Delaware                                95-3797580
(State or other jurisdiction of               (IRS Employer
incorporation or organization)              Identification No.)

                       1995 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                 _____________
                                  Ely Callaway
                      Chairman and Chief Executive Officer
                              2285 Rutherford Road
                        Carlsbad, California 92008-8815
                                 (760) 931-1771
                     (Name, address, and telephone number,
                   including area code, of agent for service)
                                 _____________

                        CALCULATION OF REGISTRATION FEE


                                                      Proposed                 Proposed
                                                      Maximum                  Maximum
     Title of                 Amount                  Offering                Aggregate                Amount of
    Securities                to be                  Price Per                 Offering              Registration
 to be Registered         Registered (1)             Share (2)                Price (2)                   Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock,               1,500,000                  $14.03                $21,045,000               $5,555.88
$.01 par value
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, this Registration Statement shall cover, in addition to the number of shares of Common Stock stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of Callaway Golf Company Common Stock as reported on January 27, 2000 on the New
     York Stock Exchange.

                                  INTRODUCTION
                                  ------------

     This Registration Statement on Form S-8 is filed by Callaway Golf Company (the "Company") relating to an additional 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable to employees of the Company under the Callaway Golf Company 1995 Employee Stock Incentive Plan (the "Plan").

     The Company previously registered an aggregate of 5,600,000 shares of Common Stock for issuance under the Plan under (i) Registration Statement No. 333-242 (1,000,000 shares), (ii) Registration Statement No. 333-24207 (2,000,000
shares), (iii) Registration Statement No. 333-39093 (600,000 shares), (iv) Registration Statement No. 333-61889 (1,600,000 shares), and (v) Post-effective Amendment No. 2 to Registration Statement No. 333-61889 (400,000 shares).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have previously been filed by the Company with the Commission, are hereby incorporated into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

          (e)  The Company's Current Report on Form 8-K dated December 30, 1998;

          (f)  The Company's Current Report on Form 8-K dated February 12, 1999;

          (g)  The Company's Current Report on Form 8-K dated July 1, 1999;

          (h)  The Company's Current Report on Form 8-K dated August 17, 1999;

          (i) The Company's Preliminary Proxy Statement on Schedule 14A filed March 22, 1999.

          (j) The Company's Definitive Proxy Statement on Schedule 14A filed April 1, 1999.

          (k) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No.

               33-53732), including any amendment or report filed for the purpose of updating such description; and

          (l) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A filed on June 27, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered thereunder have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECRUITIES.

          Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Brian P. Lynch, who has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement, is an employee of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify present and former directors, officers, employees and agents of the Company.

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be liable to the Company or its shareholders for monetary
damages for breach of the director's fiduciary duty as a director.   Delaware
law provides that this provision in the Company's Certificate of Incorporation shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company, to the maximum extent permitted by the Delaware General Corporation Law, shall indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person is or was a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Board of Directors of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation. The Company is required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Company.

     The Company's Bylaws further provide that the Company shall pay the expenses (including attorney's fees) incurred by a director or officer of the Company entitled to indemnification in defending any such action, suit or proceeding in advance of its final disposition provided such director or officer undertakes to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to such indemnification.

  The Company's Bylaws provide that the foregoing indemnification rights shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

  The Company has entered into Indemnification Agreements with its outside directors. These Indemnification Agreements require the Company to indemnify each outside director if he or she is or was a party or other participant in any suit or proceeding individually or in the right of the Company or any subsidiary of the Company, by reason of (a) the fact that such outside director is or was a director of the Company or any subsidiary, (b) any action or inaction on the part of such outside director while a director of the Company or any subsidiary, and/or (c) the fact that such outside director is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise. The indemnification extends to all expenses, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by the outside director in connection with such action, suit or proceeding if the outside director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require that, to the extent that the outside director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, the Company indemnify such outside director against expenses actually and reasonably incurred by him or her in connection therewith. The Company must further advance, within 30 days of a written request, all expenses incurred by the outside director in connection with the investigation, defense, settlement or appeal of any such action or proceeding; provided, however, that the outside director must repay such amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Under the Indemnification Agreements, the outside directors are permitted to petition the court to seek recovery of amounts due under the Indemnification Agreements and to recover the expenses of seeking such recovery if he or she is successful.

     The Indemnification Agreements also provide that the Company will indemnify the outside directors to the fullest extent permitted by law. Absent the Indemnification Agreements, indemnification that might be made available to outside directors could be changed by amendments to the Company's Certificate of Incorporation or Bylaws. Benefits under the Indemnification Agreements are not available, however, to indemnify an outside director (a) with respect to proceedings or claims initiated by the outside director that are not by way of defense (unless authorized by the Board of Directors); (b) with respect to liability for transactions from which the outside director derived an improper personal benefit; (c) if the outside director is determined to have committed acts of active and deliberate dishonesty; (d) for expenses or liabilities that have been paid to the outside director under an insurance policy maintained by the Company or otherwise by any other means; or (e) for an accounting of profits realized from the purchase and sale of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

     In addition to the foregoing, the Company's Bylaws provide that the Company shall have the power, to the maximum extent permitted by the Delaware General Corporation Law, to indemnify any person (other than directors and officers) who is or was an employee or agent of the Company, who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or who was an employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Company.

     The Company maintains directors and officers liability insurance covering the directors and officers of the Company against claims arising out of the performance of their duties as such.

ITEM 7.  EXEMPTION FROM REGISTRATION.

          Not Applicable.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature page(s).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.



                     [The Remainder of this page is Blank]

                                   SIGNATURES
                                   ----------

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, as of January 25, 2000.

                            CALLAWAY GOLF COMPANY

                            By:    /s/ Ely Callaway
                                ---------------------------------------
                                Ely Callaway
                                Founder, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

           Signature                           Title                      Dated as of
-------------------------------   -------------------------------   ------------------------

                                       Founder, Chairman and
/s/ Ely Callaway                      Chief Executive Officer
____________________________       (Principal Executive Officer)        January 25, 2000
Ely Callaway

                                    Director, President, Acting
                                    Principal Financial Officer
/s/ Charles J Yash                     and Acting Principal
____________________________            Accounting Officer              January 25, 2000
Charles J. Yash

        *
____________________________                 Director                   January 25, 2000
William C. Baker


____________________________                 Director                   January 25, 2000
Vernon E. Jordan, Jr.

        *
____________________________                 Director                   January 25, 2000
Yotaro Kobayashi


____________________________                 Director                   January 25, 2000
Aulana L. Peters

        *
____________________________                 Director                   January 25, 2000
Richard Rosenfield

        *
____________________________                 Director                   January 25, 2000
William A. Schreyer


* By: /s/ Charles J. Yash
     ____________________________
      Charles J. Yash
      Attorney-in-Fact

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.    Description
-----------    -----------

  5.1 Opinion of Brian P. Lynch, Senior Corporate Counsel of Callaway Golf Company, as to the legality of the securities being registered.

 23.1          Consent of Independent Accountants.

 23.2          Consent of Brian P. Lynch (included in Exhibit 5.1).

 24.1          Powers of Attorney.

 99.1 1995 Employee Stock Incentive Plan (as amended and restated November 18, 1999).